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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                       FIRST NATIONAL BANK HOLDING COMPANY

                                       AND

                          ACCESS ANYTIME BANCORP, INC.

                                   dated as of

                                  July 21, 2003

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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated effective as of July 21, 2003 (this "AGREEMENT"), by and between First National Bank Holding Company, a Nevada corporation ("PARENT"), and Access Anytime Bancorp, Inc., a Delaware corporation (the "COMPANY").

                                R E C I T A L S:

         WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in their respective best interests for Parent to acquire the Company pursuant to the terms of this Agreement; and

         WHEREAS, to effect the acquisition, Parent will form a new corporation ("MERGER SUB") under the laws of the State of Delaware, which will be a wholly-owned, first-tier subsidiary of Parent, and Merger Sub will be merged with and into the Company (the "CASH-OUT MERGER"), with the Company being the surviving corporation (the "SURVIVING CORPORATION"). Immediately after the Cash-Out Merger becomes effective, the Board of Directors of Parent, acting on behalf of Parent as the sole shareholder of the Surviving Corporation, shall adopt a merger resolution and the Holding Company Plan of Merger (as defined in Appendix A) for the merger of the Surviving Corporation with and into the Parent (the "HOLDING COMPANY MERGER") and Parent shall file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Holding Company Merger. The Cash-Out Merger and the Holding Company Merger are sometimes hereinafter collectively referred to as the "MERGER"; and

         WHEREAS, as an inducement and condition to Parent's willingness to enter into this Agreement, Parent and each of the Directors of the Company and FirstBank will concurrently enter into voting agreements in the form attached hereto as Exhibit A;

         NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties (as defined in Appendix
A) hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01      Definitions.

         Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Agreement and Plan of Merger as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified.

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                                   ARTICLE II

                                   THE MERGERS

         SECTION 2.01      The Cash-Out Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL, and the separate corporate existence of Merger Sub shall cease. The Company shall be the Surviving Corporation in the Cash-Out Merger. From and after the Effective Time, the Cash-Out Merger shall have the effects set forth in Section 259 of the DGCL. The name of the Surviving Corporation shall be "Access Anytime Bancorp, Inc."

                  (b) The Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

         SECTION 2.02      Effective Time; Closing.

         The Cash-Out Merger shall become effective at the Effective Time. The Certificate of Merger shall be properly executed and filed with the Secretary of State of the State of Delaware on the Closing Date.

         SECTION 2.03 Treatment of Capital Stock of Merger Sub, the Company and Parent.

         Subject to the terms and conditions of this Agreement, at the Effective Time, automatically by virtue of the Cash-Out Merger and without any action on the part of any Party or shareholder:

                  (a) each issued and outstanding share of Merger Sub Common Stock immediately prior to the Effective Time shall become an outstanding share of Surviving Corporation Common Stock;

                  (b) each issued and outstanding or treasury share of Parent capital stock immediately prior to the Effective Time shall be unchanged and shall continue as an issued and outstanding or treasury share of Parent capital stock; and

                  (c) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, as a result of the Cash-Out Merger and without any action of any kind by one person, be cancelled and extinguished in consideration and exchange for the right to receive the Merger Consideration; provided, however, that each share of Company Common Stock which is owned beneficially or of record by the Company (including treasury shares), Parent or their respective subsidiaries (other than shares held in that certain trust, also known as the "Rabbi Trust," created under the

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Trust Agreement for the Company Deferred Compensation Plan or shares held in a fiduciary capacity for the benefit of an unrelated third party or as a result of debts previously contracted; provided, however, that, in any such case, such shares are deemed to be issued and outstanding shares for purposes of Appendix B hereto) shall be canceled and extinguished without consideration or conversion. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the sum of (i) the aggregate Merger Consideration payable pursuant to this Section 2.03(c) and (ii) the aggregate amount of all Option Cancellation Payments payable pursuant to Section 2.05 exceed the Aggregate Merger Consideration.

         SECTION 2.04      Stockholder Rights; Stock Transfers.

         At the Effective Time, holders of Certificates (other than Certificates representing Dissenting Shares) shall cease to be and shall have no rights as stockholders of the Company, other than the right to receive the Merger Consideration hereunder and such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of the Company as the Surviving Corporation of Certificates and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Parent or the Exchange Agent for cancellation on the terms provided herein. No interest shall be paid on the Merger Consideration.

         SECTION 2.05      Options.

         The Company has Previously Disclosed to Parent a list of all options, warrants or other Rights to acquire Company Common Stock or preferred stock currently outstanding which list identifies the holder, the number of shares acquirable, the date granted, the applicable exercise price for each such Right and the aggregate exercise price that would be payable with respect to all outstanding Rights pursuant to this Section 2.05. At the Effective Time, subject to the limitation set forth in Section 2.03, each of Company Options shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from the Company equal to the difference between (a) the product of (i) the difference between the Merger Consideration and the exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option, less (b) applicable federal and state tax withholding obligations of the Company (the "OPTION CANCELLATION PAYMENT"). Such Option Cancellation Payment shall be paid as of the Effective Time by the Company to the Optionee following receipt by Parent from the Optionee of an executed cancellation agreement in the form of the agreement attached hereto as Exhibit D ("OPTION CANCELLATION AGREEMENT").

         SECTION 2.06      Exchange Procedures.

                  (a) No later than three (3) business days following the Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record as of the Effective Time of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Cash-Out Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

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                  (b)      On or before the Effective Time, Parent shall deliver
to the Exchange Agent an amount of cash equal to the sum of (i) the aggregate Merger Consideration plus (ii) any Option Cancellation Payments due for cancellation of Company Options pursuant to Section 2.05 hereof.

                  (c) Each holder of a Certificate who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration for each share represented by such Certificate, less any required withholding of taxes. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate (other than Certificates representing Dissenting Shares) that is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration for each share represented by such Certificate. No interest will be paid on the Merger Consideration payable upon surrender of Certificates.

                  (d) Each holder of a Company Option entitled to receive an Option Cancellation Payment pursuant to Section 2.05 hereof shall receive such payment upon the execution and delivery to the Exchange Agent of Company Option Cancellation Agreement as described in such section. No interest will be paid on Company Option Cancellation Payments.

                  (e) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.06, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by the Exchange Agent or Parent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (f) Any portion of the cash delivered to the Exchange Agent by Parent pursuant to Section 2.06(b) that remains unclaimed by the stockholders or Optionees of the Company for six months after the Closing Date shall be delivered by the Exchange Agent to Parent. Any stockholders of the Company who have not theretofore complied with Section 2.06(c) and any Optionee who have not theretofore complied with Section 2.06(d) shall thereafter look only to Parent for the Merger Consideration or Company Option Cancellation Payments, as the case may be. If outstanding Certificates are not surrendered or Option Cancellation Agreements for Company Options are not received or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Company Common Stock represented by any

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Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company and the stock option records of the Company to establish the identity of those persons entitled to receive the Merger Consideration or Company Option Cancellation Payments, which books and records shall be conclusive with respect thereto.

                  (g) The Exchange Agent or Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

         SECTION 2.07      Dissenting Shares.

                  (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall withdraw or forfeit such right to payment, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Parent. Dissenting Shares shall be, at the Effective Time, cancelled and extinguished, shall not, from and after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

                  (b) The Company shall give Parent (i) prompt notice of any written objections to the Cash-Out Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Parent, which consent may be withheld for any reason, settle or offer to settle any such demands.

         SECTION 2.08      No Other Rights.

         Until surrendered in accordance with the terms hereof, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration. The Merger Consideration paid upon surrender of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates and any shares of Company Common Stock formerly represented thereby.

         SECTION 2.09      Holding Company Merger.

         Immediately after the Effective Time, the Board of Directors of Parent shall approve the Holding Company Merger, shall cause the Parties to execute the Holding Company Plan of

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Merger and shall cause all required documents to be properly executed and filed with the Secretary of State of the State of Delaware and Nevada to cause the Holding Company Merger to become effective.

         SECTION 2.10      Additional Actions.

         If, at any time after the Effective Time, Parent shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the acquiring entity its right, title or interest in, to or under any of the rights, properties or assets acquired or to be acquired by the acquiring entity as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement or the Holding Company Plan of Merger, each acquired entity and its proper officers and directors shall be deemed to have granted to the acquiring entity an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the acquiring entity and otherwise to carry out the purposes of this Agreement or the Holding Company Plan of Merger, and the proper officers and directors of the acquiring entity are fully authorized in the name of the acquired entity or otherwise to take any and all such action.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that the following statements are true and correct:

         SECTION 3.01      Capital Structure.

                  (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock and 4,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 1,510,211 shares of Company Common Stock were issued, including 1,410,211 shares of Company Common Stock which were issued and outstanding and 100,000 shares of Company Common Stock which were held in the treasury of the Company, (ii) 179,602 shares of Company Common Stock were reserved for issuance upon exercise of Company Options under the Company Stock Option and Incentive Plan, (iii) 23,093 shares of Company Common Stock were reserved for issuance upon exercise of Company Options under the Company Director Retainer Plan and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person. Except as Previously Disclosed, there are no Rights issued or outstanding with respect to the capital stock of the Company as of the date hereof.

                  (b) The authorized capital stock of FirstBank and FEDC consists of one and 400 shares of common stock, respectively. As of the date hereof, one and 400 shares of common stock of FirstBank and FEDC, respectively, were issued and outstanding and owned of record and beneficially by the Company, in the case of FirstBank, and by FirstBank, in the case of

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FEDC. All outstanding shares of common stock of FirstBank and FEDC have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company or FirstBank, as applicable, free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of any third party of any kind. There are no Rights issued or outstanding with respect to the capital stock of FirstBank or FEDC as of the date hereof.

         SECTION 3.02      Organization, Standing and Authority of the Company.

         The Company has Previously Disclosed or made available to Parent the following with respect to the Company, all of which are true and complete and in full force and effect as of the date hereof: (a) Certificate of Incorporation,
(b) the Bylaws, and (c), for the Disclosure Period, minutes of shareholder and director meetings (except the minutes related to the process leading to this Agreement and the transactions contemplated hereby). The Company is a unitary savings and loan holding company registered under Section 10(b) of HOLA, is subject to regulation and supervision by the OTS, is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification.

         SECTION 3.03      Company Subsidiaries.

                  (a) The Company has and, during the Disclosure Period, has had only two subsidiaries, the Company Subsidiaries. The Company has Previously Disclosed or made available to Parent the following with respect to each Company Subsidiary, all of which are true and complete and in full force and effect as of the date hereof: (i) Certificate of Incorporation (or equivalent documents), (ii) Bylaws (or equivalent documents), and (iii) for the Disclosure Period, minutes of shareholder and director meetings (except the minutes related to the process leading to this Agreement and the transactions contemplated hereby), or other equivalent documents. FirstBank is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business, as now conducted, and FirstBank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualifications. FirstBank is a member in good standing of the FHLB system. The deposit accounts of FirstBank are insured by the SAIF and BIF to the maximum extent permitted by the FDIA and FirstBank has paid all deposit insurance premiums and assessments required by the FDIA, as well as all assessments under
Section 9 of HOLA [12 U.S.C. Section 1967] and 12 C.F.R. Part 502, that are payable on or prior to the Closing Date. FirstBank is a "qualified thrift lender" as defined in Section 10(m) of HOLA.

                  (b) Except for (i) capital stock of the Company Subsidiaries, (ii) securities or other interests held in a fiduciary capacity and beneficially owned by third parties or taken as consideration for debt previously contracted, or (iii) as Previously Disclosed, neither the Company nor the Company Subsidiaries, individually or collectively, owns or has the right to acquire, in either case, directly or indirectly, any outstanding capital stock or other voting

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securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any such entity.

                  (c) FEDC is an inactive corporation that conducts no business and has no liabilities whatsoever, whether absolute, accrued, contingent or otherwise, or assets of any kind.

         SECTION 3.04      Authorized and Effective Agreement.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Governmental Entities and the approval and adoption of this Agreement by the Company's stockholders) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and approved by all necessary corporate action in respect thereof on the part of the Company (including, without limitation, approval by the Board of Directors of the Company for purposes of Article FOURTEENTH of the Company's Certificate of Incorporation), except for the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. No further consent or approval of the Company's stockholders is necessary to approve and adopt this Agreement and the completion of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator or receiver by the FDIC.

                  (b) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, including the Cash-Out Merger, nor compliance by the Company with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the equivalent documents of FirstBank, (ii) subject to the MAE Qualification, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, any Material Contract to which the Company or FirstBank is a party, or by which any of their properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities and the stockholders of the Company, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or FirstBank.

                  (c) Except for (i) the filing of applications with and the approvals of Governmental Entities, (ii) the filing and clearance of the Proxy Statement with and by the SEC, (iii) the approval and adoption of this Agreement and the Merger by the requisite vote of the

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stockholders of the Company, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Holding Company Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or FirstBank at or prior to the Closing Date in connection with (y) the execution and delivery of this Agreement and (z) the completion of the Merger.

                  (d) As of the date hereof, subject to the Knowledge Qualification and except as Previously Disclosed, there are no reasons relating to the Company or FirstBank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Parent after the Merger of the business of the Company, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could have a Material Adverse Effect on the Company or FirstBank.

         SECTION 3.05      Securities Documents And Regulatory Reports.

                  (a) Except as Previously Disclosed, the Company has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The Company and FirstBank have duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. Except as Previously Disclosed, in connection with the examinations of the Company or FirstBank by the OTS during the five year period ending on the date hereof, neither the Company nor FirstBank was required to correct or change any action, procedure or proceeding that the Company believes has not been corrected or changed as required.

         SECTION 3.06      Financial Statements.

                  (a) The Company has Previously Disclosed or made available to Parent accurate and complete copies of the Company Financial Statements, which, in the case of year-end Company Financial Statements, have been accompanied by (i) the respective audit reports of KPMG LLP and Robinson Burdette Martin Seright & Burrows, LLP and (ii) any representation letters prepared by the auditors and any replies thereto. The Company Financial Statements, as well as the Company Financial Statements to be delivered or made available pursuant to Section 5.08 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of the Company for the respective periods set forth therein.

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                  (b)      Each of the Company Financial Statements referred to
in Section 3.06(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of the Company have been conducted in accordance with generally accepted auditing standards. The accounting books and records of the Company are being maintained in compliance with applicable legal and accounting requirements, and, subject to the MAE Qualification, such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Company Subsidiaries.

                  (c) Except as Previously Disclosed, there have been no changes in accounting policies or procedures for the Company or FirstBank during the Disclosure Period, other than changes required under generally accepted accounting principles.

                  (d) Except and to the extent (i) reflected, disclosed or provided for in the audited the Company Financial Statements dated as of December 31, 2002, (ii) of liabilities incurred since the date of such the Company Financial Statements in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, subject to the MAE Qualification, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

         SECTION 3.07      Material Adverse Change.

         Except as Previously Disclosed, since March 31, 2003 (i) the Company and FirstBank have conducted their respective businesses in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen or been discovered that, alone or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

         SECTION 3.08      Environmental Matters.

                  (a) The Company has Previously Disclosed or made available to Parent with respect to any real property owned by the Company or FirstBank at any time any (i) copies of environmental audits, studies or reports, (ii) copies of all permits, plans, compliance schedules, correspondence and records relating to Materials of Environmental Concern, and (iii) copies of correspondence or other written communication with any Governmental Entities concerning Materials of Environmental Concern. Subject to the Knowledge Qualification, the Company and FirstBank are in compliance with all Environmental Laws. Neither the Company nor FirstBank has received any written communication alleging that either of them is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by the Company or FirstBank has been or is in violation of or liable under any Environmental Law.

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                  (c)      Subject to the Knowledge Qualification, there are no
past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim that could result in the imposition of any liability against or obligation on the part of the Company or FirstBank or any person or entity whose liability or obligation for any Environmental Claim the Company or FirstBank has or may have retained or assumed either contractually or by operation of law.

                  (d) Except as Previously Disclosed, neither the Company nor FirstBank has conducted any environmental studies with respect to any properties (i) leased by either of them or (ii) except in the ordinary course of underwriting activities, securing loans held by it.

         SECTION 3.09      Tax Matters.

                  (a) Except for Forms W-2 (other than Forms W-2 for the last five taxable years of the employee recipients thereof who are officers of the Company or FirstBank and with whom the Company or FirstBank has entered into an agreement or understanding that would require the payment of any sum to such employee as a result of the completion of the transactions contemplated by this Agreement) and Forms 1099 issued by the Company or FirstBank, in each case issued in connection with the payment of compensation for services rendered by employees or independent contractors of the Company or FirstBank, the Company has Previously Disclosed or made available copies of all Tax Returns filed by the Company and/or FirstBank that relate to the taxable years ended December 31, 1999, 2000 and 2001. The Company and FirstBank have timely filed all Tax Returns to be filed by either or both of them or obtained valid and unexpired extensions therefor and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes shown on such Tax Returns or estimates thereof in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor FirstBank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

                  (b) All Tax Returns filed by the Company or FirstBank are complete and accurate in all material respects. Neither the Company nor FirstBank is delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any Tax Returns in respect of any fiscal year or portion thereof. Except as Previously Disclosed, none of the Tax Returns of the Company or FirstBank have been audited by applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or FirstBank that have not been settled and paid. There are currently no agreements in effect with respect to the Company or FirstBank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such Tax Return is pending or, subject to the Knowledge Qualification, threatened.

                  (c) Neither the Company nor FirstBank (i) except as to each other, is a party to any agreement providing for the allocation or sharing of taxes, (ii) except as Previously

Disclosed, is required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (d) The Company and FirstBank have withheld amounts from their respective employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws; have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes; and all payments or deposits with respect to such taxes have been timely made.

         SECTION 3.10      Legal Proceedings.

         Except as Previously Disclosed, there are, and during the Disclosure Period have been, no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against the Company or FirstBank or against any asset, interest or right of the Company or FirstBank, or against any officer, director or employee of the Company or FirstBank in such capacity, including any claims under the Equal Credit Opportunity Act, the Fair Housing Act, Regulation B of the Board of Governors of the Federal Reserve, or any other federal or state law prohibiting discrimination in lending, housing or otherwise nor, subject to the Knowledge Qualification, does any basis for any such claim exist. Subject to the MAE Qualification, neither the Company nor FirstBank is a party to or subject to any order, judgment or decree.

         SECTION 3.11      Compliance With Laws.

                  (a) Each of the Company and FirstBank has all material franchises, permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Entities that, subject to the MAE Qualification, are required to permit the Company and FirstBank to carry on their respective businesses in all material respects as they are presently being conducted. Except as Previously Disclosed, all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, subject to the Knowledge Qualification, will not be adversely affected by virtue of the completion of the Merger; and, subject to the Knowledge Qualification, no suspension or cancellation of any of the same is threatened.

                  (b) Subject to the MAE Qualification, neither the Company nor FirstBank is in violation of its Certificate of Incorporation, Charter, Bylaws, or any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, and neither the Company nor FirstBank has received any written notice or communication from any

Governmental Entity asserting that the Company or FirstBank is in violation of any of the foregoing. Except as Previously Disclosed, neither the Company nor FirstBank is subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by Governmental Entities), and neither has received any written communication requesting that it enter into any of the foregoing.

         SECTION 3.12      Certain Information.

         The Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of the Company and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

         SECTION 3.13      Employee Benefit Plans.

                  (a) The Company has Previously Disclosed or made available a true and complete list of all Company Employee Plans together with, in the case of qualified plans, (i) for the Disclosure Period, financial reports prepared with respect thereto, (ii) for the Disclosure Period, annual reports or returns filed with any Governmental Entity with respect thereto, (iii) for the Disclosure Period, all rulings and determination letters and any open requests for rulings or letters that pertain thereto, (iv) for the Disclosure Period, any audit reports with respect to any of the foregoing, and (v) for the Disclosure Period, any written correspondence or other communication with any Governmental Entity relating to any Company Employee Plan and (vi) any workpapers relating to any of the foregoing for the Disclosure Period.

                  (b) Neither the Company nor FirstBank currently maintains or sponsors any Defined Benefit Plan. All such filings with the Pension Benefit Guaranty Corporation, all correspondence from the Pension Benefit Guaranty Corporation relative to such filings and the IRS determination letter relative to the termination of the Defined Benefit Plan have been Previously Disclosed.

                  (c) Neither the Company nor FirstBank participates in and has not incurred any liability under Section 4201 et seq. of ERISA for a complete or partial withdrawal from any multi-employer plan (as such term is defined in ERISA).

                  (d) Subject to the Knowledge Qualification, no transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan that would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

                  (e) Subject to the MAE Qualification, full payment has been made (or proper accruals have been established) of all contributions which have been made or accrued for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) for all contributions that are made or accrued for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA.

                  (f) Subject to the MAE Qualification, the Company Employee Plans have been maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  (g) There are no pending or, subject to the Knowledge Qualification, threatened claims (other than routine claims for benefits) administrative proceedings, governmental audits or inquiries by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

                  (h) Except as Previously Disclosed, the Company has not made any payments, or been a party to any agreement or any Company Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or (ii) require Parent or its subsidiaries to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

         SECTION 3.14      Material Contracts.

         The Company has Previously Disclosed to Parent copies of all Material Contracts, except for any Material Contracts relating to loans made by FirstBank in the ordinary course of business consistent with past practice, copies of such loan files have been made previously available to Parent. Subject to the MAE Qualification, neither the Company nor FirstBank is in default or in non-compliance under any Material Contract and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         SECTION 3.15      Brokers And Finders.

         Except for the Previously Disclosed agreements with the Company Advisor and Milestone Advisors, LLC, neither the Company nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         SECTION 3.16      Insurance.

         The Company and FirstBank are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Except as Previously Disclosed, neither the Company nor FirstBank has, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

         SECTION 3.17      Properties.

         The Company has Previously Disclosed a listing of any real property owned or leased by the Company or FirstBank at any time during the Disclosure Period. The Company has Previously Disclosed copies of any leases of real or tangible personal property used by the Company or FirstBank in the conduct of their respective businesses. All real and material tangible personal property owned by the Company or FirstBank or presently used in their respective businesses is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and FirstBank in the ordinary course of business consistent with past practices. Except as Previously Disclosed, each of the Company and FirstBank has good and, with respect to such real property, marketable title, free and clear of all liens, encumbrances, charges, defaults or equities (other than equitable rights of redemption under applicable foreclosure laws) to all of their respective properties and assets, real and personal, tangible and intangible. Except as Previously Disclosed, all real and personal property that is leased or licensed by the Company or FirstBank is held by it pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. Subject to the MAE Qualification, all improved real property owned and, subject to the Knowledge Qualification, leased by the Company or FirstBank is in compliance with all applicable zoning laws. On or prior to the Effective Time, the Company shall use its reasonable best efforts to provide landlord estoppel letters with respect to any real property leased by the Company or FirstBank stating that no defaults have occurred under any such leases and all of such leases are in full force and effect.

         SECTION 3.18      Labor.

         No work stoppage involving FirstBank is pending or, subject to the Knowledge Qualification, threatened. As of the date hereof, FirstBank is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving any employees of FirstBank. There are no employees of FirstBank who are members of a collective bargaining unit.

         SECTION 3.19      Allowance For Loan Losses.

         The allowance for loan losses of FirstBank reflected on the Company's balance sheet included in the Company Financial Statements is, and will be in the case of subsequently delivered the Company Financial Statements, in the reasonable opinion of the Company's management, adequate as of their respective dates under the requirements of GAAP and the requirements of any Governmental Entity. The aggregate principal amount of loans and accrued interest thereon contained (or that will be contained) in the loan portfolio of FirstBank in excess of such reserve, as reflected in the Company Financial Statements, was (and will be), in the reasonable opinion of management of the Company, as of the respective dates of the Company Financial Statements, fully collectible. Except as Previously Disclosed or supplemented pursuant to Section 5.15 hereof, since March 31, 2003, FirstBank has not incurred any loan losses in excess of $25,000 individually, or $250,000 in the aggregate, and the reserve for possible losses on loans remains reasonably adequate in light of FirstBank's historical loan loss experience.

         SECTION 3.20      Material Interests Of Certain Persons.

                  (a) Except as Previously Disclosed, no officer, director or employee of the Company or FirstBank or any Associate of any such person has any interest in any Material Contract or any property (real or personal, tangible or intangible), used in, or pertaining to, the business of the Company or FirstBank.

                  (b) The Company has Previously Disclosed a list of all loans to insiders by it or FirstBank, including directors, executive officers and principal stockholders, as those terms are defined in Regulation O of the Board of Governors of the Federal Reserve System [12 C.F.R. Part 215] identifying each borrower, his/her/its relationship to the Company or FirstBank, the amount outstanding on his/her/its loan at December 30, 2002, March 31, 2003 and the most recent practicable date.

         SECTION 3.21      Fairness Opinion.

         The Company has received an opinion from the Company Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

         SECTION 3.22      Disclosures.

         None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to Parent in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         SECTION 3.23      Indemnification.

         Except as Previously Disclosed, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of the Company or FirstBank has occurred which would as of the date hereof give rise to a claim or a potential claim by any such person for indemnification from the Company or FirstBank.

         SECTION 3.24      Loan Portfolio.

         Except as Previously Disclosed, each loan reflected as an asset on the Company Financial Statements as of December 31, 2002, and each loan originated or acquired by FirstBank thereafter is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute), the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, all such loans are, and the loans held at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as Previously Disclosed, there is no loan or other asset of FirstBank that as of the date hereof has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss."

         SECTION 3.25      Investment Portfolio.

         Except as Previously Disclosed and except for pledges to secure public and trust deposits, none of the investments reflected in the Company Financial Statements as of March 31, 2003 and none of the investments since made by the Company or FirstBank is subject to any restriction, whether contractual or statutory, which materially impairs the ability of the Company or FirstBank to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP.

         SECTION 3.26      Corporate Records.

         The corporate record books and stock ledgers of the Company and FirstBank are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the respective organizers, incorporators, stockholders, Board of Directors and committees of the Board of Directors of the Company and FirstBank (except for the minutes related to the process leading to this Agreement and the transactions contemplated hereunder), and all transactions in their capital stock, since inception.

         SECTION 3.27      Interest Rate Risk Management Instruments.

         The Company does not have any interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements.

         SECTION 3.28      Interim Events.

         Except as Previously Disclosed, since March 31, 2003, neither the Company nor FirstBank has (a) paid or declared any dividend or made any other distribution to stockholders or (b) except for the actions described in Section 5.06(a)(xix) and the last sentence of Section 5.06(a)(xvii), taken any action which if taken after the date hereof would require the prior written consent of Parent pursuant to Section 5.06 hereof.

         SECTION 3.29      Waiver.

         Neither the Company nor FirstBank has waived any material right under any Material Contract.

         SECTION 3.30      CRA Public Comment File.

         The Company has Previously Disclosed or made available copies of all written comments received from the public and all written responses to such comments by FirstBank required to be maintained by FirstBank under OTS Rule 563e.43 [12 C.F.R. 563e.43].

         SECTION 3.31      Affiliate Transactions.

         Except as Previously Disclosed or as disclosed by the Company under an appropriate caption in its definitive proxy statements filed with the SEC before the date hereof, since December 31, 2001 there have been no transactions between the Company or FirstBank, on one hand, and any affiliates of the Company or FirstBank, on the other hand, of the kind described in or subject to Rules
563.41 [12 C.F.R. 563.41] or 563.42 [12 C.F.R. 563.42] of the OTS, Federal
Reserve Act sec. 23A [12 U.S.C. 371c] or sec. 23B [12 U.S.C. 371c-1], or HOLA sec. 11(a)(1) [12 U.S.C. 1468(a)(1)], and there currently are no such transactions pending or proposed. For purposes of this Section 3.31, the term "affiliate" shall be deemed to include directors and executive officers of the Company or FirstBank and any corporations, partnerships, trusts or other entities or organizations owned or controlled by directors or executive officers of the Company or FirstBank, regardless of whether those persons would be considered affiliates as defined in Rules 563.41 or 563.42, Federal Reserve Act sec. 23A or sec. 23B, or HOLA sec. 11(a)(1).

         SECTION 3.32      Takeover Statutes.

         The Board of Directors of the Company has taken all necessary action, including, without limitation, approval of this Agreement, the Merger and the voting agreements referenced in the Recitals hereto, and the transactions contemplated thereby, to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Merger or such voting agreements or the transactions contemplated thereby. No other takeover or similar statute applies or purports to apply to this Agreement, the Merger, such voting agreements or the transactions contemplated thereby.

         SECTION 3.33      Soldiers' and Sailors' Civil Relief Act.

         Except as Previously Disclosed and subject to the Knowledge Qualification, neither the Company nor FirstBank has received any notice of any stay of action, execution or attachment or any vacation of any judgment FirstBank has obtained or any motion for such a stay or vacation or any demand or request for a reduction of an interest rate from any individual entitled to relief under the Soldiers' and Sailors' Civil Relief Act [ 50 U.S.C. Section 501, et seq.].

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that the following are true and correct:

         SECTION 4.01      Organization, Standing And Authority Of Parent.

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Parent is a bank holding company, registered under the Bank Holding Company Act Section 5 [12 U.S.C. Section 1844]. Each of Parent's wholly-owned subsidiaries, First National Bank of Arizona and First National Bank of Nevada, is duly organized, validly existing and in good standing under the National Bank Act. Each such subsidiary is a member in good standing of the FHLB and the Federal Reserve System.

         SECTION 4.02      Authorized and Effective Agreement.

                  (a) Parent has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Government Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and approved by all necessary corporate action in respect thereof on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement, nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Parent with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Parent, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Parent pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Parent is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent.

                  (c) Except for the filings and approvals set forth in Sections 3.04(c)(i) and (iv) hereof, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Parent, First National Bank of Arizona or First National Bank of Nevada in connection with (y) the execution and delivery of this Agreement by Parent or (z) the completion of the Merger.

                  (d) As of the date hereof, Parent is not aware of any reasons relating to Parent, First National Bank of Arizona or First National Bank of Nevada (including CRA or Bank Secrecy Act compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger, free of any conditions or requirements which would have a Material Adverse Effect on the Company.

         SECTION 4.03      Regulatory Reports.

         Each of Parent, and First National Bank of Arizona and First National Bank of Nevada has duly filed with the OCC and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of First National Bank of Arizona and First National Bank of Nevada by the OCC, neither of them was not required to correct or change any action, procedure or proceeding which has not been corrected or changed as required.

         SECTION 4.04      Financial Statements.

                  (a) Parent has Previously Disclosed or made available to the Company accurate and complete copies of the Parent Financial Statements, which, in the case of year-end Parent Financial Statements, are accompanied by the audit reports of McGladrey & Pullen LLP, independent certified public accountants, with respect to Parent. The Parent Financial Statements fairly present and will fairly present, as the case may be, the consolidated financial condition of Parent as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Parent for the respective periods or as of the respective dates set forth therein.

                  (b) Each of the Parent Financial Statements referred to in Section 4.04(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of Parent have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Parent, First National Bank of Arizona and First National Bank of Nevada are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Parent, First National Bank of Arizona and First National Bank of Nevada.

         SECTION 4.05      Material Adverse Change.

         Since March 31, 2003 to the date hereof, (i) Parent has conducted its business in the ordinary and usual course (excluding the entering into of this Agreement, the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen or been discovered that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parent.

         SECTION 4.06      Legal Proceedings.

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Parent, First National Bank of Arizona or First National Bank of Nevada or against any asset, interest or right of Parent, or against any officer, director or employee of Parent, First National Bank of Arizona or First National Bank of Nevada, in such capacity, which seeks material monetary relief, specific performance, injunctive relief or other equitable relief. Subject to the MAE Qualification, neither Parent, First National Bank of Arizona nor First National Bank of Nevada is a party to or subject to any order, judgment or decree.

         SECTION 4.07      Certain Information.

         None of the information relating to Parent, First National Bank of Arizona or First National Bank of Nevada supplied or to be supplied by Parent for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of the Company and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

         SECTION 4.08      Disclosures.

         None of the representations and warranties of Parent or any of the written information or documents furnished or to be furnished by Parent to the Company in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         SECTION 4.09      Financial Resources.

         Parent has the financial wherewithal and has, or will have prior to the Effective Time, sufficient cash funds to pay the aggregate Merger Consideration and perform its obligations under this Agreement. Parent is and will be immediately after the Effective Time a "well capitalized" organization under 12 C.F.R. 225.2(r) and 225.23(c) and is otherwise in compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over it.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01      Reasonable Best Efforts.

         Subject to the terms and conditions of this Agreement, each of the Company and Parent (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Cash-Out Merger, as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

         SECTION 5.02      Stockholder Meeting.

         The Company shall take all action necessary to properly call, convene and conduct a meeting of its stockholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement and the adoption of an amendment to Article FOURTEENTH of the Certificate of Incorporation of the Company to cause such provision not to be applicable to this Agreement, the Merger, the Holding Company Merger or any of the transactions contemplated herein (the "Amendment"). The Company shall seek an updated fairness opinion from the Company Advisor as of a date reasonably proximate to the date of dissemination of the Proxy Statement. The Board of Directors of the Company shall recommend that the stockholders of the Company adopt this Agreement and the transactions contemplated hereby, and adopt the Amendment; provided, however, that the Board of Directors of the Company may elect not to make such recommendation or may elect to withdraw, modify or change any such recommendations if the Company's Board of Directors, after having consulted with and considered the advice of counsel in good faith, reasonably determines that the making of such recommendations, or the failure to withdraw, modify or change such recommendations, would constitute a breach of the fiduciary duties of such directors under applicable law.

         SECTION 5.03      Regulatory Matters.

                  (a) The Parties shall promptly cooperate with each other in the preparation and filing by the Company of the Proxy Statement (which shall contain the recommendations of the Company's Board of Directors required by
Section 5.02) with the SEC and after the SEC has cleared the Proxy Statement, the Company shall promptly mail the Proxy Statement to its stockholders.

                  (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file as promptly as is reasonably practicable, all necessary documentation, to effect all applications (including applications of Parent), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement including the OTS, the OCC and the Federal Reserve Bank of San Francisco. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by November 30, 2003.

                  (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their respective present and former directors and officers, the stockholders of the Company and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, First National Bank of Arizona, First National Bank of Nevada, the Company or FirstBank to any Governmental Entity in connection with the transactions contemplated hereby.

                  (d) Parent and the Company shall promptly furnish each other with copies of written communications received from, or delivered to, any Governmental Entity in respect of the transactions contemplated hereby.

         SECTION 5.04      Investigation and Confidentiality.

                  (a) The Company shall permit Parent and its representatives reasonable access to the Company's properties and personnel, and shall disclose and make available to Parent, upon Parent's reasonable request, all books, papers and records relating to the Company's or FirstBank's assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of stockholders and Boards of Directors (and any committees thereof) and stockholders, except the minutes related to the process leading to this Agreement and the consummation of the transactions contemplated herein, organizational documents, code of regulations, Material Contracts, filings with any Governmental Entity, accountants' work papers, non-privileged litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Parent may have a reasonable interest; provided, however, that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with the Company's normal operations. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and FirstBank available to confer with Parent and its representatives; provided, however, that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with the Company's or FirstBank's normal operations. Representatives of Parent shall be given notice of any meetings of the Boards of Directors of the Company or FirstBank and, within thirty days following such meeting, the Company shall provide Parent with copies of the minutes of any such meetings, except the minutes related to the process leading to this Agreement and the consummation of the transactions contemplated herein.

                  (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information (at its instructions) all documents or other materials containing, reflecting or referring to such information, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall not apply to (i) any information that (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (y) was then generally known to the public; or
(z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of or subpoena issued by a court of competent jurisdiction; provided, however, that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior written notice thereof.

                  (c) Parent shall use any such information that is not publicly available solely for purposes of the Merger. Unless the Merger is consummated, neither Parent, nor its directors, officers, employees, agents and representatives shall knowingly solicit (i) the employees of FirstBank for employment, or (ii) the loan or deposit customers of FirstBank as identified in any materials or information provided to Parent in confidence pursuant to this Agreement; provided, however, that general advertisements or general public solicitations for loans or depositors that are not targeted or directed specifically to customers of FirstBank, inquiries initiated by FirstBank's customers themselves, and solicitation of Parent's own customers existing as of the date hereof who also may be customers of FirstBank shall not be considered a violation of this provision.

                  (d) Notwithstanding anything to the contrary herein, the parties to the transactions described herein (and their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the parties to the extent such materials relate to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure shall be required to be kept confidential to the extent reasonably necessary to comply with any applicable securities laws.

         SECTION 5.05      Press Releases.

         Parent and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure that such Party reasonably believes is required by law or regulation.

         SECTION 5.06      Business of the Parties.

                  (a) During the period from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company and FirstBank shall carry on their business only in the ordinary course consistent with past practice. During such period, the Company also will use all reasonable efforts to (x) preserve the business organizations of the Company and FirstBank intact,
(y) keep available to itself and Parent the present services of the employees of the Company and FirstBank and (z) preserve for itself and Parent the goodwill of the customers of FirstBank and others with whom a business relationship with FirstBank exists. Without limiting the generality of the foregoing, except as Previously Disclosed or with the prior written consent of Parent or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, with respect to the Company or FirstBank, and shall cause FirstBank not to:

                           (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Common Stock; provided, however, that nothing herein shall be deemed to affect the ability of the Company Subsidiaries to pay dividends to the Company;

                           (ii) issue any shares of its capital stock, other than upon the exercise of Company Options referred to in Section 3.01 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                           (iii) amend its Certificate of Incorporation, Charter, Bylaws, By-laws or similar organizational documents, unless such amendment shall be necessary to complete the Merger; or waive or release any material right or cancel or compromise any material debt or claim;

                           (iv) increase the rate of compensation of any of the directors, officers or employees of the Company or FirstBank, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of the directors, officers or employees of the Company or FirstBank, except (w) as may have been previously accrued as reflected in the Company Financial Statements as of March 31, 2003 or ordinary accruals consistent with past practice for 401(k), deferred compensation and officer discretionary bonuses, (x) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (y) for Previously Disclosed regular scheduled salary increases or bonuses, or (z) as may be required by law;

                           (v) enter into or, except as may be required by law, modify any Company Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, other than an amendment to the Director Retainer Plan;

                           (vi) make or commit to make (x) any loan in excess of $500,000 or (y) any loan in excess of $100,000 without a written certification of FirstBank's President that such loan conforms with FirstBank's established underwriting guidelines and its past practice with respect to such lending activities; provided, however, that the foregoing restrictions shall not apply to any one to four family residential loan meeting Fannie Mae or Freddie Mac underwriting criteria;

                           (vii) except as otherwise expressly permitted hereunder, enter into (v) any agreement for the purchase, sale, transfer, mortgage, encumbrance or other disposition of any properties or assets outside the ordinary course of business, (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or FirstBank or guarantee by the Company or FirstBank of any such obligation, except, in the case of FirstBank, for deposits, FHLB advances not to exceed six months to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as otherwise permitted pursuant to Section 5.06(a)(xxi) hereof, any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (z) any contract, agreement or understanding with a collective bargaining unit;

                           (viii) change its method of accounting in effect for the year ended December 31, 2002, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                           (ix) enter into or renew any lease of real or personal property or any service contract; or fail to give any required notice to prevent a lease or service contract from being renewed; or make any capital expenditures in excess of $100,000 individually or $300,000 in the aggregate, other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

                           (x) file any applications or make any contract with respect to branching or site location or relocation;

                           (xi) sell any common or preferred stock in the Federal Home Loan Mortgage Corporation;

                           (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                           (xiii) except as necessitated in the reasonable opinion of the management of FirstBank due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of FirstBank's lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                           (xiv) enter into any futures contract, option contract, interest rate cap, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                           (xv) take any action that would cause any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections
         6.01 or 6.03 hereof not to be satisfied;

                           (xvi) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Parent or the Company to perform its covenants and agreements under this Agreement;

                           (xvii) materially increase or decrease the rate of interest paid on time deposits or on certificates of deposit or the interest rate charged on loans to customers, except (A) in a manner and pursuant to policies consistent with past practices or (B) to decrease rates on jumbo certificates of deposit; or change the interest rate paid on passbook or statement savings accounts. The Company shall on a weekly basis provide to Parent a written schedule of FirstBank's interest rates and terms of deposit accounts and loans;

                           (xviii) prepay any debt, including FHLB advances at a premium or with a prepayment penalty or fee;

                           (xix) originate any fixed rate one to four family mortgage loan that is not underwritten and documented to permit saleability to GSE secondary market investors, other than the Company's existing seven and ten year residential loan programs;

                           (xx) create or fill any new employment position providing for annual compensation in excess of $40,000;

                           (xxi) replace any current non-officer employee and provide the replacement employee with wages or salary that in an aggregate amount are greater than 120% of those that were provided to the employee that such employee is replacing; or

                           (xxii)   agree to do any of the foregoing.

                  (b) The Company shall promptly notify Parent in writing of the occurrence of any matter or event known to and directly involving the Company or FirstBank, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on the Company or FirstBank.

                  (c) Except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, Parent shall not:

                           (i) take any action that would cause any of the representations and warranties of Parent contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.01 or 6.02 hereof not to be satisfied;

                           (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Parent or the Company to perform its covenants and agreements under this Agreement; or

                           (iii)    agree to do any of the foregoing.

         SECTION 5.07      Certain Actions.

         Until the earlier of (a) a proper termination of this Agreement by Parent or the Company pursuant to Section 7.01 or (b) the Effective Time, neither the Company, the Company Subsidiaries nor any of their respective directors, officers, employees, agents and/or representatives shall solicit or encourage inquiries, offers or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal with any person other than Parent; provided, however, nothing in this Section 5.07 shall prohibit the Company from furnishing information to, or entering into discussions, negotiations or an agreement with, any person which makes an unsolicited Alternative Proposal if and to the extent that (y) the Board of Directors of the Company, in good faith after consultation with and based upon the advice of counsel, reasonably determines that such action is required to fulfill its fiduciary duties to the stockholders of the Company under applicable law and (z) before furnishing such information to, or entering into discussions, negotiations or an agreement with, such person or entity, the Company provides immediate written notice to Parent of such intended action. The Company shall instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this
Section 5.07. In no event may the Company provide any information to a third party that it has not provided to Parent.

         SECTION 5.08      Current Information.

         Until the Effective Time, the Company shall, upon the request of Parent, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Parent regarding the Company's or FirstBank's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, the Company will deliver or make available to Parent all reports filed by it under the Securities Laws and all reports filed by FirstBank under the Thrift Regulations subsequent to the date hereof including all financial reports filed with the OTS. The Company will also deliver or make available to Parent as soon as practicable all quarterly and annual Company Financial Statements prepared with respect to periods ending subsequent to March 31, 2003. As soon as practicable after the end of each month, the Company will deliver to Parent (a) the monthly deposit and loan trial balances of FirstBank, (b) the monthly analysis of FirstBank's investment portfolio prepared by FirstBank and (c) any monthly balance sheet and/or income statements of the Company or FirstBank.

         SECTION 5.09 D&O Insurance. Parent shall either (at Parent's option) (i) purchase single premium tail coverage under the Company's directors and officers insurance coverage as in effect as of the dated hereof or (ii) provide director and officer insurance coverage for the past and present directors and officers of the Company and FirstBank at the same level of coverage or higher than that currently provided by the Company, as Previously Disclosed to Parent (the "Minimum Coverage Level"), providing in either event coverage for a period of three years after the Closing Date; provided, however, that in either event (x) the cost of such coverage per annum does not exceed the 75% of the Company's current D&O insurance premium as Previously Disclosed (the "Premium Cap"), and (y) if the cost of such coverage at the Minimum Coverage Level would exceed the Premium Cap, Parent shall nonetheless obtain the best coverage available for an annual premium equal to the Premium Cap.

         SECTION 5.10      Environmental Reports.

         Parent may, at its option, cause a Phase I environmental site assessment to be performed on certain real property owned by the Company and/or FirstBank. The Company shall promptly pay when due all costs of environmental consultants, including lab costs, associated with such investigations and related reports.

         SECTION 5.11      Employees and Employee Benefit Plans.

                  (a) Employees of the Company and FirstBank who are employed with Parent or any of its subsidiaries immediately after the Effective Time ("Transferred Employees") will be eligible to participate in all employee benefit plans sponsored by Parent in accordance with the terms and conditions of each such plan; provided, however, that the Transferred Employees shall be given credit for service with the Company and FirstBank for the purpose of eligibility and vesting under employee benefit plans sponsored by Parent. Parent shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Company Employee Plan) and eligibility waiting periods under its group health and other welfare plans to be waived with respect to such participants and their eligible dependents.

                  (b) With respect to any Company Employee Plan that is intended to satisfy the requirements of Section 401(a) of the Code, the Company and FirstBank shall take such action as may be required to terminate any such plan prior to the Closing Date. With respect to all other Company Employee Plans, Parent agrees to assume Company's and FirstBank's obligation to provide continued health coverage under Section 4980B of the Code for employees of the Company or FirstBank who incurred a qualifying event (as defined in Section 4980B(f)(3) of the Code) prior to the Closing and through the date such Company Employee Plans are terminated. Except as otherwise provided above, the Company and FirstBank shall take such action as may be required to terminate all Company Employee Plans as of the first day of the month next following the month in which the Closing occurs. Thereafter, all Transferred Employees shall cease participating in Company Employee Plans and begin participating in employee benefit plans sponsored by Parent.

                  (c) As of the Effective Time, the Company ESOP shall be amended to provide for cash distributions for amounts held in a participant's account under the Company ESOP. Prior to the Effective Time, the Company shall be permitted to make such changes to the Company ESOP as it deems appropriate to carry out the provisions of this subsection and shall file a request for determination with the IRS with respect to the termination of the Company ESOP. Any cash received by the Company ESOP trustee in connection with the Cash-Out Merger with respect to the unallocated shares of Company Common Stock shall be first applied by the Company ESOP trustee to the full repayment of the Company ESOP loan. The balance of the cash (if any) received by the Company ESOP trustee in connection with the Cash-Out Merger with respect to the unallocated shares of Company Common Stock shall be allocated to the accounts of all participants in the Company ESOP who have accounts remaining under the Company ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as they exist as of the Effective Time as earnings, unless otherwise required to be allocated as annual additions subject to the limitations of Section 415 of the Code. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to termination, the assets of the Company ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Prior to the Effective Time, the Company shall be entitled to make prepayments on the Company ESOP loan to the extent such prepayments (i) are fully deductible for tax purposes as contributions to the ESOP, (ii) do not adversely affect the qualified status of the Company ESOP, and (iii) reflect a contribution level consistent with past practice calculated on a pro rata basis for the partial plan year period (which contribution shall only apply to the taxable cash compensation of employee/participants excluding any severance payments arising from any of the transactions contemplated by this Agreement).

                  (d) Prior to the Effective Time, the Company and First Bank shall make contributions to the Company ESOP as required by the Company ESOP and in accordance with the schedule established by the Company's Board of Directors, as Previously Disclosed; provided, however, that all such contributions shall be deductible by the Company and FirstBank under Section 404 of the Code and the allocations of such contributions shall otherwise be in compliance with Section 415 of the Code. All amounts accrued for contributions to the Company ESOP shall be contributed to the Company ESOP by the Company or FirstBank at the

Effective Time for allocation in accordance with the terms of the Company ESOP and past practice.

                  (e) Prior to the Effective Time, the Company or FirstBank shall (i) terminate the Company Deferred Compensation Plan, and (ii) amend the Company Deferred Compensation Plan to provide for immediate distribution of all accounts upon termination of the Company Deferred Compensation Plan (including obtaining participant consent to such immediate distribution to the extent necessary under such plan), so that all amounts credited to participants' accounts will be distributed in a lump sum as soon as practicable after the Closing. Prior to the Effective Time, the Company and FirstBank shall make contributions to the Company Deferred Compensation Plan as required by the existing terms of the Company Deferred Compensation Plan.

         SECTION 5.12      Litigation Matters.

         The Company will consult with Parent about any proposed settlement, or any disposition of, any litigation affecting the Company or FirstBank, other than normal collection efforts.

         SECTION 5.13      Organization of Merger Sub.

         Parent shall cause Merger Sub to be formed under the DGCL as a wholly owned, first-tier subsidiary of Parent on or prior to the Effective Time. Parent shall cause all necessary corporate action to be taken by Merger Sub to adopt the plan of merger contained in Article II of this Agreement with respect to the Cash-Out Merger including, if necessary or appropriate, having Merger Sub become a signatory to this Agreement for the purpose of becoming a party to such plan of merger. Pending consummation of the Cash-Out Merger, Parent shall not permit Merger Sub to engage in any business activity.

         SECTION 5.14      Conforming Entries.

                  (a) Subject to applicable laws, the Company shall (i) establish and take such reserves and accruals at such time as Parent shall reasonably request to conform FirstBank's loan, accrual and reserve policies to First National Bank of Arizona's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Cash-Out Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Parent, but in no event prior to two business days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Parent shall certify to the Company that all conditions to Parent's obligation to consummate the Merger set forth in Sections 6.01 and 6.03 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Parent's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that the Company shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles, as determined by the Company's external audit firm.

                  (b) No reserves, accruals or charges taken in accordance with this Section 5.14 may be a basis to assert a violation of a breach of a representation, warranty or covenant of the Company herein or a basis to assert that the Company has suffered a Material Adverse Effect.

         SECTION 5.15      Disclosure Supplements.

         From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered or made available to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date hereof, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; provided, however, that, except as set forth in Section 5.19 hereof, no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied. In addition, promptly following the end of each calendar month after the date hereof, the Company shall provide to Parent with a complete and accurate list of all loan losses in excess of $25,000 individually, or $250,000 in the aggregate, incurred by FirstBank during such calendar month.

         SECTION 5.16      Disclosure of Change in Conditions.

         In the event that either Party (the "KNOWING PARTY") has knowledge of the occurrence, or impending or threatened occurrence, of any event or circumstance which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, or has knowledge of the occurrence, or impending or threatened occurrence, of any event or circumstance that would prevent the satisfaction of any of the conditions to the other Party's obligations under this Agreement, the Knowing Party shall give prompt written notice thereof to the other Party.

         SECTION 5.17      Disclosure of Merger Related Expenses.

         Upon request, the Company shall provide Parent with an accounting of all merger related expenses incurred by the Company or FirstBank through the Closing Date, including a good faith estimate of such expenses that have been incurred but for which invoices have not been received as of the Closing Date.

         SECTION 5.18      Proxy Solicitor.

         The Company may, and if requested by Parent shall, retain a proxy solicitor in connection with the meeting of the Company stockholders held to vote on the adoption of this Agreement and the Amendment. The cost of the proxy solicitor shall be paid by the Company.

         SECTION 5.19      Revised Disclosure Schedules.

         On or prior to the close of business on August 15, 2003, the Company shall provide to Parent (i) revised and amended disclosure schedules, which may include schedules (the "Revised Schedules") qualifying any or all of the representations and warranties made by the Company in

Article III hereof, including, without limitation, representations and warranties which, as of the date hereof, were not qualified by reference to any disclosure schedule or matter that was Previously Disclosed, and (ii) to the extent not previously furnished or made available to Parent, copies of any additional documents that are referenced on the Revised Schedules (the "Additional Documents"); provided, however, that the representations and warranties made in or as required by Sections 2.05 and 3.01 hereof with respect to the number of outstanding shares of Company Common Stock, Company Options and Rights and any other information relating to Company Common Stock, Company Options or Rights shall not be deemed to be qualified, modified or altered in any respect by the delivery of the Revised Schedules or the Additional Documents or any information referenced therein.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.01      Conditions Precedent - Parent and The Company.

         The respective obligations of Parent and the Company to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Company and Parent of the following conditions at or prior to the Effective Time:

                  (a) All corporate action necessary to authorize the completion of the Cash-Out Merger (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been duly and validly taken, including the approval and adoption of this Agreement and the Amendment by the requisite vote of the stockholders of the Company;

                  (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Merger, shall have been received and all statutory waiting periods in respect thereof shall have expired; and Parent and the Company shall have procured all other approvals, consents and waivers of other third parties; provided, however, that no required approval or consent of any Governmental Entity shall be deemed to have been received if it shall include any non-standard condition or requirement that, in the aggregate, in Parent's sole determination, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Parent that had such condition or requirement been known, Parent, in its reasonable judgment, would not have entered into this Agreement;

                  (c) None of Parent, First National Bank of Arizona, First National Bank of Nevada, the Company or FirstBank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal completion of the Merger;

                  (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending or, subject to the Knowledge Qualification, threatened; and

                  (e) The Company shall have received the written opinion of the Company Advisor, dated as of a date reasonably proximate to the date of the Proxy Statement relating to the meeting of the stockholders of the Company to be held pursuant to Section 5.02 hereof, to the effect that the Merger Consideration is fair to the stockholders of the Company from a financial point of view as of such date.

         SECTION 6.02      Conditions Precedent - The Company.

         The obligations of the Company to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Company of the following conditions at or prior to the Effective Time:

                  (a) Subject to the MAE Qualification with respect to Parent, the representations and warranties of Parent set forth in Article IV hereof shall be true and correct in all respects as of the date of this Agreement and such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date;

                  (b) Subject to the MAE Qualification with respect to Parent, Parent shall have performed all obligations and shall have complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time;

                  (c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its President, and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.02(a) and 6.02(b) have been satisfied; and

                  (d) Parent shall have furnished the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as such conditions relate to Parent as the Company may reasonably request.

         SECTION 6.03      Conditions Precedent - Parent.

         The obligations of Parent to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by Parent of the following conditions at or prior to the Effective Time:

                  (a) Subject to the MAE Qualification with respect to the Company, the representations and warranties of the Company set forth in Article III hereof shall be true and correct as of the date hereof and such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date;

                  (b) Subject to the MAE Qualification with respect to the Company, the Company and FirstBank shall have performed all obligations and complied with all covenants required to be performed and complied with by it or them pursuant to this Agreement on or prior to the Effective Time;

                  (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.03(a) and 6.03(b) have been satisfied;

                  (d) The Company shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as such conditions relate to the Company or FirstBank as Parent may reasonably request;

                  (e) Not more than 7% of the outstanding shares, as of the Effective Time, of Company Common Stock shall be Dissenting Shares;

                  (f) Parent shall have, on or before the close of business on August 15, 2003, completed at its sole expense such due diligence investigations of the Company and FirstBank as is customary in transactions of the sort herein contemplated with respect to the business, assets, liabilities, financial condition and operations of the Company and FirstBank, and Parent shall be satisfied, in its discretion, with respect to the results of such investigations. Parent shall notify the Company in writing as to whether or not Parent is satisfied with such results by no later than 5:30 pm, Mountain Standard Time on August 15, 2003. No such investigation or assessment shall in any manner be deemed to relieve the Company or FirstBank of any obligations with respect to any warranties, representations, covenants or other undertakings made hereunder or to qualify any such warranties, representations or covenants;

                  (g) Parent shall have received a duly executed and delivered Option Cancellation Agreement from each holder of Company Options and there shall not exist any other Rights except as Previously Disclosed to Parent on or prior to the date hereof, without taking into account any subsequent disclosure set forth or referenced in any Revised Schedules or Additional Documentation that may be delivered after the date hereof pursuant to Section 5.19; and

                  (h) On or before August 15, 2003, certain of the directors, officers and other members of senior management of the Company and FirstBank specified by Parent prior to the date hereof shall have entered into such agreements, amendments and/or waivers relating to employment, severance, non-competition or other similar or related arrangements as Parent shall reasonably request, it being understood and agreed that it is an express condition to Parent's obligations hereunder that each of Norm R. Corzine and Don Padgett shall have entered into a non-competition agreement that provides for a one-year term and geographic coverage area encompassing the cities of Albuquerque, Clovis, Gallup and Portales, New Mexico and any other area where FirstBank currently competes, and that otherwise is on terms and conditions that are reasonably satisfactory to Parent.

                                  ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

         SECTION 7.01      Termination.

         This Agreement may be terminated:

                  (a) By the mutual written consent of the Company and Parent at any time prior to the Effective Time, so long as such termination has been duly authorized by their respective Board of Directors;

                  (b) By the Board of Directors of the Company or Parent if the Cash-Out Merger has not been consummated on or before November 30, 2003; provided, however, if such non-occurrence is due to Parent's failure to satisfy the conditions set forth in Section 6.02(a) or 6.02(b), or the Company's failure to satisfy the conditions set forth in Section 6.03(a) or 6.03(b), the Board of Directors of such failing Party shall not have the right to terminate this Agreement pursuant to this Section 7.01(b);

                  (c) By the Board of Directors of the Company if in its reasonable determination any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions set forth in Section 6.02 of this Agreement as of the date of such determination, unless such an event or circumstance is due to a breach by the Company of any of its representations, warranties or covenants hereunder;

                  (d) By the Board of Directors of the Parent if in its reasonable determination any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions set forth in Section 6.03 of this Agreement as of the date of such determination unless such an event or circumstance is due to a breach by Parent of any of its representations, warranties or covenants hereunder;

                  (e) By the Board of Directors of the Company or Parent if:

                           (i) any order, injunction, judgment, award, writ or decree issued by a court or agency of competent jurisdiction or Government Entity that has become final and non-appealable shall restrain, enjoin or otherwise prohibit the consummation of the Merger; or

                           (ii) any statute, rule, regulation, code, executive order, or law enacted, issued, adopted or promulgated by or applied by a Government Entity shall prohibit the consummation of the Merger;

                  (f) By the Board of Directors of Parent if the Board of Directors of the Company fails to make, withdraws, modifies or changes in any manner adverse to Parent, the recommendation that the stockholders of the Company approve this Agreement and the transactions contemplated hereby;

                  (g) By the Board of Directors of Parent if (i) the Board of Directors of the Company approves, endorses or recommends an Alternative Proposal, (ii) the Company enters into an agreement in principle, arrangement or understanding or a contract relating to an Alternative Proposal, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), (iv) if the Board of Directors of the Company exempts any person other than the Parent or its affiliates (including, without limitation, the Merger Sub) from the provisions of Section 203 of the DGCL or Article FOURTEENTH of the Certificate of Incorporation of the Company; or (v) the Company or its Board of Directors publicly announces its intention to do any of the foregoing;

                  (h) By the Board of Directors of Parent if more than 7% of the outstanding shares of Company Common Stock shall be Dissenting Shares;

                  (i) By the Board of Directors of the Company if it shall approve, and the Company shall concurrently with such termination enter into, a definitive agreement, arrangement or understanding providing for the implementation of an Alternative Proposal, so long as the Company is not then and has not been in breach of any of its obligations under Section 5.07; or

                  (j) By the Board of Directors of the Company or Parent if this Agreement shall have been submitted to the stockholders of the Company in accordance with Section 5.02 at a meeting duly held and convened therefor and this Agreement shall not have been adopted by the vote of the stockholders of the Company as required under applicable law.

         SECTION 7.02      Effect Of Termination.

         In the event that this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall become void and have no effect, except that Sections 5.04(b), 5.04(c), 7.06 and 8.01 shall survive any such termination and
(b) a termination shall not relieve the breaching Party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination. Nothing in this Agreement is intended to limit any right of the non-breaching Party to seek the remedy of specific performance or any other action at law or equity against the breaching Party.

         SECTION 7.03      Survival Of Representations, Warranties And
Covenants.

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including, without limitation, the covenants set forth in Sections 2.03, 2.05, 2.06, 2.08, 5.09, and 5.11 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Parent or the Company (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Parent or the Company.

         SECTION 7.04      Waiver.

         Each Party hereto by written instrument approved by its Board of Directors and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the stockholders of the Company) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.05 hereof executed after stockholders of the Company have adopted this Agreement, shall not modify either the amount or form of the Merger Consideration or Company Option Cancellation Payments or otherwise materially adversely affect such stockholders without the approval of the stockholders to the extent required by applicable law.

         SECTION 7.05      Amendment or Supplement.

         This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties approved by the Board of Directors of the Parties hereto, subject to the proviso to Section 7.04 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties.

         SECTION 7.06      Break-up Fee.

                  (a) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds, $1,000,000 (the "Break-up Fee") in the event:

                           (i) this Agreement is terminated by the Parent pursuant to Section 7.01(f), and, within six months of the date of such termination, the Company or any of its subsidiaries enters into an agreement, arrangement or understanding providing for or implementing an Alternative Proposal, or shall consummate an Alternative Proposal, in which case the Break-up Fee shall be paid to the Parent within 10 calendar days of such event;

                           (ii) this Agreement is terminated by the Parent pursuant to Section 7.01(g), in which case the Break-up Fee shall be paid to the Parent within 10 calendar days of such termination;

                           (iii) an Alternative Proposal shall have been made or announced and this Agreement is terminated by either the Parent or the Company pursuant to Section 7.01(b), and, within six months of the date of such termination, the Company or any of its subsidiaries enters into an agreement, arrangement or understanding providing for or implementing an Alternative Proposal, or shall consummate an Alternative Proposal, in which case the Break-up Fee shall be paid to the Parent within 10 calendar days of such event;

                           (iv) an Alternative Proposal shall have been made or announced and this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(j), and, within six months of the date of such termination, the Company or any of its subsidiaries enters into an agreement, arrangement or understanding providing for or implementing an Alternative Proposal, or shall consummate an Alternative Proposal, in which case the Break-up Fee shall be paid to the Parent within 10 calendar days of such event; or

                           (v) this Agreement is terminated by the Company pursuant to Section 7.01(i), in which case payment of the Break-up Fee shall be made to the Parent immediately upon such termination.

                  (b) Parent shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds the Break-up Fee in the event that this Agreement is terminated by Parent pursuant to Section 7.01(d) (other than as a result of a failure to satisfy the condition in Section 6.03(f) as a result of Parent's determination, in its sole discretion, of adverse credit issues in the Company's or FirstBank's loan portfolio) if either (i) within six months of the date of such termination, (i) Parent or any other entity that is majority owned by Raymond A. Lamb (or a majority owned subsidiary of any such entity) (collectively, a "Specified Affiliate") or Raymond A. Lamb enters into an agreement, arrangement or understanding providing for or implementing an acquisition by any Specified Affiliate of all or substantially all of the assets, or 51% or more of the outstanding common stock, of a New Mexico Competing Entity, or shall consummate such an acquisition of a New Mexico Competing Entity or (ii) prior to such termination, a Parent Acquisition was consummated. For purposes of this Section 7.06(b), "New Mexico Competing Entity" means any thrift, bank, thrift holding company or bank holding company that is headquartered in the State of New Mexico and competes directly with the Company or FirstBank in any material respect, and "Parent Acquisition" means any direct or indirect acquisition or purchase by any person other than Parent and its affiliates and subsidiaries of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, or 51% or more of the outstanding common stock of Parent.

                  (c) Notwithstanding the foregoing, (i) to the extent the Company has previously paid Parent any amounts pursuant to Section 8.01(b), the Break-up Fee owed hereunder shall be reduced by such amounts already paid by the Company to Parent pursuant to Section 8.01(b), (ii) to the extent Parent has previously paid the Company any amounts pursuant to Section 8.01(c), the Break-up Fee owed hereunder shall be reduced by such amounts already paid by Parent to the Company pursuant to Section 8.01(c), (iii) in the event that both Parties become entitled to a Break-up Fee, then no Break-up Fee shall be paid by either Party, and any Break-up Fee previously paid shall be immediately refunded, and (iv) Parent will not be entitled to a Break-Fee pursuant to clause
(i), (iii) or (iv) of Section 7.06 in the event the Alternative Proposal entered into or consummated after such termination is an Alternative Proposal whereby(A) the Company or any Company Subsidiary acquires a third party (the "Exempt Acquired Person") pursuant to a merger, consolidation, recapitalization, share exchange or similar transaction in which the Company survives and the stockholders of the Exempt Acquired

Person receive shares of Company Common Stock which, immediately following consummation of such merger, consolidation, recapitalization, share exchange or similar transaction, will represent no more than 25% of the issued and outstanding shares of Company Common Stock (or securities convertible or exchangeable into, or exercisable for Company Common Stock, whether upon the passage of time or otherwise) and (B) such Exempt Acquired Person, or any affiliate or affiliates thereof, was or were not the subject of an Alternative Proposal at any time after the date hereof and prior to the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01      Expenses.

                  (a) Except as otherwise provided herein, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  (b) The Company shall promptly (and in any event within ten business days after such termination) pay all reasonable Expenses of Parent in an amount not to exceed $100,000 in the event that this Agreement is:

                           (i) properly terminated by Parent as a result of a breach by the Company; or

                           (ii) terminated by the Company for any reason whatsoever after the close of business on August 15, 2003, other than a pursuant to Section 7.01(a), 7.01(e) or 7.01(j) hereof.

                  (c) Parent shall promptly (and in any event within ten business days after such termination) pay all reasonable Expenses of the Company in an amount not to exceed $100,000 in the event that this Agreement is:

                           (i) properly terminated by the Company as a result of a breach by Parent; or

                           (ii)     terminated by Parent for any reason
         whatsoever after the close of business on August 15, 2003, other than a pursuant to Sections 7.01(a), 7.01(d) (but only if such termination relates to the failure to satisfy the condition in Section 6.03(f) as a result of Parent's determination, in its sole discretion, of adverse credit issues in the Company's or FirstBank's loan portfolio), 7.01(e), 7.01(f), 7.01(g) or 7.01(j) hereof.

For purposes of Sections 8.1(b) and (c), the "Expenses" of a Party shall include all reasonable out-of-pocket expenses of that Party (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to that Party) incurred by it or on its behalf in connection with the consummation of the transaction contemplated by this Agreement.

         SECTION 8.02      Entire Agreement.

         This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any Party, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities

         SECTION 8.03      No Assignment.

         Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.04      Notices.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Parent:

                  First National Bank Holding Company
                  14635 N. Kierland Blvd., Suite 201
                  Scottsdale, Arizona 85254
                  Attn: General Counsel
                  Fax: (480) 609-5610
                  Phone: (480) 609-5500

         With required copies to:

                  Snell & Wilmer L.L.P.
                  One Arizona Center
                  400 E. Van Buren Street
                  Phoenix, Arizona 85004-2202
                  Attn: John W. Dorris, Esq.
                  Fax: (602) 382-6278

         If to the Company:

                  Access Anytime Bancorp., Inc.
                  5210 Eubank, N.E.
                  Albuquerque, New Mexico 87111
                  Attn: Norm R. Corzine
                  Fax: (505) 275-9350
                  Phone: (505) 299-0900

         With a required copy to:

                  Keleher & McLeod, P.A.
                  Albuquerque Plaza 201
                  Third St. NW, 12th Floor
                  Albuquerque, New Mexico 87102
                  Attn: Charles L. Moore, Esq.
                  Fax: (505) 346-1345
                  Phone: (505) 346-4646

         and

                  Bracewell & Patterson, L.L.P.
                  500 N. Akard Street
                  Suite 4000
                  Dallas, Texas 75201-3387
                  Attn:  F. John Podvin, Esq.
                  Fax: (214) 758-1010
                  Phone: (214) 758-1083

         SECTION 8.05      Alternative Structure.

         Notwithstanding any provision of this Agreement to the contrary, Parent may at any time, with the prior written consent of the Company, which consent shall not be withheld unreasonably, modify the structure of the acquisition of the Company set forth herein; provided, however, that (i) the consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Parent set forth in Sections 6.01 and 6.03 hereof.

         SECTION 8.06      Interpretation.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 8.07      Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 8.08      Governing Law, Etc..

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other Party hereto or its successors or assigns may be brought and determined in the Court of Chancery, or other courts, of the State of Delaware, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 8.04, (b) that it, or its property, is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.08.

         SECTION 8.09      Enforcement of this Agreement.

          The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 8.10      Severability.

         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                          THE COMPANY:

                                          ACCESS ANYTIME BANCORP, INC.

Attest:

/s/ Kathy Allenberg                           /s/ NR Corzine
____________________________________      By: __________________________________

Kathy Allenberg, Corporate Secretary      Its: Chairman & CEO

                                          PARENT:

Attest:                                   FIRST NATIONAL BANK HOLDING COMPANY

/s/ Gary Dorris                               /s/ Raymond A. Lamb
____________________________________      By: __________________________________

Gary Dorris, Asst. Secretary              Its: Chairman and CEO

                                   APPENDIX A

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

         "AFFILIATE" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "AGGREGATE MERGER CONSIDERATION" shall mean sum of $22,000,000 less the total amount of the Merger Consideration that would have been payable hereunder in respect of Dissenting Shares had the holders thereof not exercised their dissenter's rights under the DGCL.

         "AGREEMENT" shall mean this Agreement, as the same may be amended or modified in accordance with its terms, and shall include any Exhibits, Appendices and Schedules attached hereto.

         "ASSOCIATE" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "ALTERNATIVE PROPOSAL" shall mean any bona fide, written or publicly announced proposal for a merger, consolidation, share exchange or other business combination involving the Company or any Company Subsidiary or the acquisition of a 25% or greater equity interest in the Company or any Company Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of the Company or any Company Subsidiary (other than the sale of loans or securities by the Company or FirstBank in the ordinary course of business).

         "CASH-OUT MERGER" has the meaning set forth in the Recitals of this Agreement.

         "CAUSE" shall mean, in relation to employment termination, termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         "CERTIFICATE" shall mean any certificate that prior to the Effective Time represented shares of Company Common Stock.

         "CERTIFICATE OF MERGER" shall mean the certificate of merger to be filed with the Secretary of State of the State of Delaware with respect to the Cash-Out Merger.

         "CLOSING" shall mean the closing of the Cash-Out Merger at a time and place mutually determined by Parent and the Company following the satisfaction or waiver of all conditions set forth in Article VI of this Agreement.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         The "COMPANY" has the meaning set forth in the preamble to this Agreement.

         "COMPANY ADVISOR" shall mean Bearing Point, Inc.

         "COMPANY COMMON STOCK" shall mean the common shares, no par value, of the Company.

         "COMPANY DEFERRED COMPENSATION PLAN" shall mean the Executive Savings Plan for FirstBank or Access Anytime BanCorp, Inc., as amended.

         "COMPANY DIRECTOR RETAINER PLAN" shall mean the Access Anytime BanCorp, Inc. Non-Employee Director Retainer Plan, as amended.

         "COMPANY EMPLOYEE PLANS" shall mean all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit-sharing and retirement plans, deferred compensation, consultant, bonus and group insurance contracts and agreements and all other incentive, health, welfare, fringe benefit and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of the Company and/or FirstBank, whether written or oral.

         "COMPANY ESOP" shall mean the FirstBank Profit Sharing and Employee Stock Ownership Plan.

         "COMPANY FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets, consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 2000, 2001 and 2002 as filed by the Company in its Securities Documents, and (ii) the consolidated balance sheets, and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to each quarterly and annual periods ended subsequent to December 31, 2002.

         "COMPANY OPTIONS" shall mean options or other Rights to purchase shares of Company Common Stock granted pursuant to the Company Stock Option and Incentive Plan or the Company Director Retainer Plan.

         "COMPANY OPTION CANCELLATION PAYMENT" shall mean the amount payable to a holder of a Company Option pursuant to Section 2.05 hereof.

         "COMPANY PREFERRED STOCK" shall mean the preferred stock, no par value of the Company.

         "COMPANY STOCK OPTION AND INCENTIVE PLAN" shall mean the Restated and Amended Access Anytime BanCorp, Inc. 1997 Stock Option and Incentive Plan, as amended.

         "COMPANY SUBSIDIARY" shall mean FirstBank and FEDC.

         "CONTRACT" shall mean any written or oral contract, agreement, lease, license, mortgage, guaranty, instrument or understanding.

         "CRA" shall mean the Community Reinvestment Act.

         "DEFINED BENEFIT PLAN" shall mean any Company Employee Plan constituting a defined benefit plan within the meaning of Section 3(35) of ERISA.

         "DGCL" shall mean the general corporation law of the State of Delaware.

         "DISCLOSURE PERIOD" shall mean the three year period preceding the date hereof.

         "DISSENTING SHARES" shall mean any shares of Company Common Stock whose holder seeks relief as a dissenting shareholder under the DGCL.

         "EFFECTIVE TIME" shall mean the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, unless a later date and time is specified as the Effective Time in the Certificate of Merger.

         "ENVIRONMENTAL CLAIM" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall mean an exchange agent designated by Parent and reasonably acceptable to the Company.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FEDC" shall mean First Equity Development Corp., a wholly owned subsidiary of FirstBank.

         "FHLB" shall mean Federal Home Loan Bank of San Francisco.

         "FIRSTBANK" shall mean FirstBank, a wholly owned subsidiary of the Company.

         "FIRST EQUITY DEVELOPMENT CORPORATION" shall mean First Equity Development Corporation, an inactive and wholly owned subsidiary of FirstBank.

         "FIRST NATIONAL BANK OF ARIZONA" shall mean First National Bank of Arizona, a wholly owned subsidiary of Parent.

         "FIRST NATIONAL BANK OF NEVADA" shall mean First National Bank of Nevada, a wholly owned subsidiary of Parent.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied with the prior practices of an entity.

         "GOVERNMENTAL ENTITY" shall mean any federal or state court, administrative agency or commission, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Cleveland acting under delegated authority, the OCC, the OTS and, with respect to any filing or notice required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, the Federal Trade Commission and the United States Department of Justice or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "HOLDING COMPANY MERGER" has the meaning set forth in the Recitals of this Agreement.

         "HOLDING COMPANY PLAN OF MERGER" shall mean the plan of merger to be entered into by the Surviving Corporation and Parent at such time as Parent, in its sole discretion, shall determine after consummation of the Cash-Out Merger in the form of Exhibit B to this Agreement.

         "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation."

         "INSIDER LOANS" shall mean loans from the Company or any Affiliate of the Company to any officer, director or employee of the Company or any Affiliate of the Company or any Associate or related interest of any such person.

         "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "KNOWING PARTY" has the meaning set forth in Section 5.17 of this Agreement.

         "KNOWLEDGE QUALIFICATION" shall mean to the best knowledge of the Party receiving the benefit of the qualification.

         "MAE QUALIFICATION" shall mean, with respect to any statement subject to the MAE Qualification, except for any breaches, failures, non-compliances, facts, events or circumstances, which when aggregated with all other breaches, failures, non-compliances, facts, events or circumstances, would not have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Party, any effect that is or is reasonably likely to be material and adverse to the condition (financial or otherwise), results of operations or business of that Party or its Affiliates taken as a whole, or that materially impairs or is reasonably likely to materially impair the ability of any Party to consummate the Cash-Out Merger; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with the transactions contemplated hereby, (iv) actions or omissions of a Party (or any of its Affiliates) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby or (v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "MATERIAL CONTRACT" shall mean (i) any Contract relating to the borrowing of money by the Company or FirstBank (other than in the case of deposits, FHLB advances and federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice) or the guarantee by the Company or FirstBank of any obligation, (ii) any Contract relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of the Company or FirstBank, (iii) any Contract pursuant to which any payment (whether severance pay or otherwise) will or may become due to any present or former director, advisory director, officer or employee of the Company or FirstBank as a result of the Company entering into this Agreement, the adoption of this Agreement by the Company's stockholders or the consummation of any of the transactions contemplated by this Agreement; (iv) any Contract pursuant to which the Company or FirstBank is obligated to indemnify any present or former director, advisory director, officer, employee or agent of the Company or FirstBank; (v) any Contract to which the Company or FirstBank is a party or by which it is bound which limits the ability of the Company or FirstBank to compete in any line of business or with any person; (vi) any agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-KSB under the Securities Laws and which has not been so filed; (vii) any Contract pursuant to which loans have been sold by FirstBank, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon FirstBank;
(viii) any subservicing Contract; or (ix) any other Contract to which the Company or FirstBank is a party other than (A) a Contract that may be cancelled by the

Company or FirstBank, as applicable, on ninety days' notice or less without incurring any liability or obligation on the part of the Company or FirstBank, as applicable, for such cancellation or (B) a Contract that involves the payment of consideration having an aggregate value of $50,000 or less.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean materials regulated under Environmental Laws, including pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "MERGER" has the meaning set forth in the Recitals of this Agreement.

         "MERGER CONSIDERATION" shall, subject to limitation set forth in
Section 2.03 hereof with respect to the Aggregate Merger Consideration, mean a payment by Parent, in cash without interest, in the amount of Fourteen Dollars and 49/100 ($14.49) for each share of Company Common Stock (being all of the outstanding Company Common Stock as of the date hereof plus any Company Common Stock issued after the date hereof but prior to the Closing Date (provided such Company Common Stock has been issued in compliance with this Agreement)), as calculated in accordance with Appendix B to this Agreement.

         "MERGER SUB" has the meaning set forth in the Recitals of this Agreement.

         "MERGER SUB COMMON STOCK" shall mean the common stock of Merger Sub.

         "OCC" shall mean the Office of Comptroller of the Currency.

         "OPTION CANCELLATION AGREEMENT" shall have the meaning set forth in
Section 2.05 of this Agreement.

         "OPTION CANCELLATION PAYMENT" has the meaning set forth in Section 2.05 of this Agreement.

         "OPTIONEE" shall mean a person who holds a Company Option.

         "OTS" shall mean the Office of Thrift Supervision of the United States Department of the Treasury or any successor thereto.

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PARENT FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets of Parent as of December 31, 2000, 2001 and 2002 and the audited consolidated statements of income, changes in stockholders' equity and cash flows of Parent for each of its fiscal years in the three-year period ended December 31, 2002 and (ii) the consolidated balance sheets of Parent and the consolidated statements of income of Parent with respect to each quarterly and annual period ended subsequent to December 31, 2002 as filed by Parent with the Federal Reserve Bank FRY-9C.

         "PARTIES" shall mean Parent and the Company.

         "PARTY" shall mean either Parent or the Company.

         "PERSON" shall have the meaning ascribed by Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

         "PREVIOUSLY DISCLOSED" shall mean disclosed in a written disclosure schedule delivered prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "PROXY STATEMENT" shall mean the proxy statement of the Company to be delivered to stockholders of the Company in connection with the solicitation of their approval and adoption of this Agreement.

         "RIGHTS" shall mean all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECRETARY OF STATE OF THE STATE OF DELAWARE" shall mean the Secretary of State of the State of Delaware or any successor thereto.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES DOCUMENTS" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "SECURITIES LAWS" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, the rules and regulations of the SEC promulgated thereunder, and all OTS regulations which incorporate or apply any of the foregoing.

         "SURVIVING CORPORATION" has the meaning set forth in the Recitals to this Agreement.

         "SURVIVING CORPORATION COMMON STOCK" shall mean the common stock of the Surviving Corporation.

         "TAX RETURNS" shall mean all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by a Party (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns).

         "THRIFT REGULATIONS" shall mean the FDIA, the HOLA and the rules and regulations promulgated thereunder.

                                   APPENDIX B

                          PER SHARE VALUE CALCULATION


        Deal Value                                              $22,000,000

        Fully diluted shares outstanding:
           Shares issued                                          1,510,211
           Options outstanding                                      179,602
           Directors Fee units                                       23,093
                                                                ------------
              Subtotal                                            1,712,906
           Treasury shares                                         (100,000)
                                                                ------------
           Fully Diluted Shares                                   1,612,906


        Weighted average exercise price of options                    $7.64


        Deal value allocated to option holders:
           Options outstanding                                      179,602
           Average cash out price per option                   x      $6.85
                                                                ------------
              Consideration to optionholders                     $1,230,438 (a)
                                                                ============

        Deal value allocated to Directors Fee units:
           Directors Fee units                                       23,093
           Deal value per share                                x     $14.49
                                                                ------------
                                                                   $334,618 (b)


        Deal value allocated to stockholders:
           Shares outstanding                                     1,410,211 (1)
           Deal value per share                                x     $14.49
                                                                ------------
                                                                $20,434,945 (c)
                                                                ============

        Deal Value                                              $22,000,000
                                                                ============
                                                               (a) + (b) + (c)
                                                           (Subject to rounding)




(1) Includes all shares held or issued under the Company ESOP Plan and the Company Deferred Compensation Plan